Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Uni-Pixel, Inc. (the “Company”) on Form 10-KSB/A (Amendment No. 1) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reed J. Killion, President and Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

•             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 26, 2008	By:	/s/ Reed J. Killion
Reed J. Killion,
President and Chief Executive
Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Uni-Pixel, Inc. and will be retained by Uni-Pixel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.